                                                                      EXHIBIT 11



                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                                Three Months Ended
                                                                                                     June 30,
                                                                                       ----------------------------------
                                                                                          1998                  1997
                                                                                          ----                  ----



Net income                                                                             $         82          $        235
                                                                                       ============          ============



Weighted average common stock shares
   outstanding during the period (used in
   the calculation of basic per share results)                                                8,679                 8,476

Dilutive effect of common stock options and
   common stock purchase warrants                                                                64                   282
                                                                                       ------------          ------------

Weighted average common stock and potentially dilutive securities outstanding during the period (used in the calculation
   of diluted per share results)                                                              8,743                 8,758
                                                                                       ============          ============





Basic earnings per share                                                               $       0.01          $       0.03
                                                                                       ============          ============

Diluted earnings per share                                                             $       0.01          $       0.03
                                                                                       ============          ============





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